Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No.333-174812) pertaining to the Amended and Restated 2005 Incentive Stock Plan and the 2011 Equity Incentive Award Plan of Spirit Airlines, Inc. of our report dated February 22, 2012, with respect to the financial statements of Spirit Airlines, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/Ernst & Young LLP
Certified Public Accountants

Miami, Florida
February 22, 2012